BY-LAWS
                                     -------

                         ACCELR8 TECHNOLOGY CORPORATION
                      (formerly known as HYDRO-SEEK, INC.)
                                ----------------

                                    ARTICLE I

                                     Offices
                                     -------

     1. Principal Office. The principal office of the Corporation shall be selected by the Board of Directors from time to time and may be within or without the State of Colorado.

     2. Other Offices. The Corporation may have such other offices, within or without the State of Colorado, as the Board of Directors may, from time to time, determine.


     3. Registered Office. The registered office of the Corporation required by the Colorado Corporation Act to be maintained in Colorado may be, but need not be, identical with the principal office if in Colorado, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II

                         Stock and the Transfer Thereof
                         ------------------------------

         1. Stock Certificates. The shares of the Corporation's capital stock shall be represented by consecutively numbered certificates signed by the President or a Vice President and the Secretary or Assistant Secretary of the Corporation, and sealed with the seal of the Corporation, or a facsimile thereof. If certificates are signed by a transfer agent, acting in behalf of the Corporation, and a registrar, the signatures of the officers of the Corporation may be facsimile. In case any officer who has signed shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

     Each certificate representing shares shall state upon the

     (a) that the Corporation is organized under the laws of the State of Colorado;

     (b) the name of the person to whom issued;

     (c) the number and class of shares which such certificate represents; and

     (d) the par value, if any, of the shares represented by such certificate.

     Each certificate also shall set forth restrictions upon transfer, if any, or a reference thereto, as shall be adopted by the Board of Directors or by the shareholders, or as may be contained in this Article II.

     No certificate shall be issued for any share until such share is fully paid.

     2. Consideration for Shares. Shares shall be issued for such consideration expressed in dollars as shall be fixed from time to time by the Board of Directors. Treasury shares may be disposed of by the Corporation for such consideration expressed in dollars as may be fixed from time to time by the Board of Directors. No shares shall be issued for less than the par value thereof. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation. Neither promissory notes nor future services shall constitute payment or part payment for shares of the Corporation.

     3. Lost Certificate. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, and the Board of Directors when authorizing such issue of a new certificate or certificates may in its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates or his legal representative to advertise the same in such manner as it shall require, and/or furnish to the Corporation a bond in such sum as it may direct, as indemnity against any claim that may be made against the Corporation. Except as hereinabove in this section provided, no new certificate or certificates evidencing shares of stock shall be issued unless and until the old certificate or certificates, in lieu of which the new certificate or certificates are issued, shall be surrendered for cancellation.

     4. Registered Holder as Owner. The Corporation shall be entitled to treat the holder of record of any share of stock as the owner thereof entitled to receive dividends and to vote such shares, and accordingly shall not be bound to recognize any equitable or any other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as may be required by a valid proxy or by the laws of the State of Colorado.

     5. Return Certificates. All certificates for shares changed or returned to the Corporation for transfer shall be marked by the Secretary "Cancelled", with the date of cancellation, and the transaction shall be immediately recorded in the certificate book opposite the memorandum of their issue. The returned certificate may be inserted in the certificate book.

     6. Transfer of Shares. Upon surrender to the Corporation or to a transfer agent of the Corporation of a certificate of stock endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the Corporation to issue a new certificate. Each such transfer of stock shall be entered on the stock book of the corporation.

     7. Transfer Agent. The Board of Directors shall have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars. Any powers or duties with respect to the transfer and registration of certificates may be delegated to the transfer agent and registrar.

                                   ARTICLE III

                        Shareholders and Meetings Thereof
                        ---------------------------------

     1. Annual Meeting. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the third Tuesday of September of each year, but if such day be a holiday, then on the first business day thereafter which is not a holiday; provided, however, that the Board of Directors may, by resolution, postpone such meeting for a period of time not in excess of sixty
(60) days. The place of the annual meeting shall be the principal office of the Corporation or such other place within or without the State of Colorado as the Board of Directors may determine.



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     2. Special Meetings.  Special meetings of the shareholders may be called by the President, a Vice President, the Board of Directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting. Special meetings shall be held at the principal office of the Corporation, unless the Board of Directors determines otherwise.

     3. Notice of Meetings. Written or printed notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting; except that (a) if the authorized capital stock is to be increased, or (b) in the case of a special meeting to be held at a place other than the principal office of the Corporation, then at least thirty
(30) days' notice shall be given. If applicable statutes require a certain minimum notice for any particular business to be transacted, then at least that minimum notice shall be given. The notice shall be given to each shareholder of record in the manner above provided. No business other than that specified in the notice of special meeting shall be transacted at any such special meeting. The notice of special meeting may be waived by submitting a signed waiver or by attendance at the meeting.

     4. Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period not to exceed in any case fifty (50) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days, and in case of a meeting of share holders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of the shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Paragraph, such determination shall apply to any adjournment thereof.

     5. Voting List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the Corporation, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     6. Quorum. A quorum at any meeting of the shareholders shall consist of 33% of the shares entitled to vote represented in person or by proxy. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting entitled to vote on the subject matter shall be the act of the shareholders. If less than 33% of the shares entitled to vote be represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time to the same place without further notice. At such adjourned meeting

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at  which a  quorum  shall  be  present  or  represented,  any  business  may be transacted which might have been transacted at a meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact
business   until   adjournment,   notwithstanding   the   withdrawal  of  enough
shareholders to leave less than a quorum.

     7. Proxies. At all meetings of shareholders, a shareholder may vote by proxy, executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     8. Voting of Shares. Each outstanding share shall be entitled to one vote and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to vote at a meeting of shareholders.


     9. Voting of Shares by Certain Holders. Neither treasury shares, nor shares of its own stock held by the Corporation in a fiduciary capacity, nor shares held by another corporation if the majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

     Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine .

     Shares held by an administrator, executor, personal representative, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     10. Chairman. The Chairman of the Board of Directors of the Corporation, if there is one, or in his absence, the President, shall act as chairman at all meetings of shareholders.


     11. Oral vote. voting at any shareholders meeting shall be oral; provided, however, that voting shall be by written ballot if oral; provided, however, that voting shall be by written ballot if such demand is made by any shareholder present in person or by proxy and entitled to vote.


     12. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the shareholders, and may be stated as such in any articles or document filed with the Secretary of State of Colorado under the Colorado Corporation Act.


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     13. Annual Report. The President of the Corporation shall prepare an annual report which will set forth a statement of affairs of the Corporation as of the end of its last fiscal year, including a balance sheet and an income statement, and present it at the Annual Meeting of Shareholders.

                                   ARTICLE IV

                         Directors, Powers and Meetings
                         ------------------------------

     1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, except as otherwise provided in the Colorado Corporation Act or the Articles of Incorporation.

     2. Number, Tenure and Qualifications. The number of directors of the Corporation shall be not less than three (3) nor more than seven (7). Directors shall be elected at each Annual Meeting of Shareholders. Each director shall hold office until the next Annual Meeting of Shareholders and thereafter until his successor shall have been elected and qualified. Directors need not be residents of Colorado or shareholders of the Corporation. Directors shall be removable in the manner provided by the statutes of Colorado.

     3. Vacancies. Any director may resign at any time by giving written notice to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose, and a director so chosen shall hold office for the term specified in Paragraph 2 of this Article.

     4. Removal of Directors. Any director may be removed either with or without cause, at any time, by a vote of the shareholders holding a majority of the shares then issued and outstanding and who are entitled to vote for the election of directors, at any special meeting called for that purpose. In case any vacancy so created shall not be filled by the shareholders at such meeting, such vacancy may be filled by the Board of Directors as provided hereinafter.

     5. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after and at the same place as the Annual Meeting of Shareholders. The Board of Directors may provide by resolution the time and place, either within or without the State of Colorado, for the holding of additional regular meetings without other notice than such resolution.

     6. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, the Chairman of the Board, or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Colorado, as the place for holding any special meeting of the Board of Directors called by them.

     7. Notice. Notice of any special meeting shall be given at least seven (7) days previous thereto by written notice delivered personally or mailed to each director at his business address, or by notice given at least two (2) days prior to the meeting by telegraph or in person. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be

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deemed to be delivered when the telegram is delivered to the telegraph  company.
Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     8. Quorum. A majority of the number of directors fixed by these By-Laws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     9. Compensation. By resolution of the Board of Directors, any director may be paid any one or more of the following: his expenses, if any, of attendance at a meeting; a fixed sum for attendance at each meeting; or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     10. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     11. Committees. The Board of Directors, by resolution adopted by a majority of the number of directors, may designate two (2) or more directors to constitute an Executive Committee which may exercise all of the authority of the Board of Directors in the management of the Corporation, during the period of time between meetings of the Board of Directors. The Board of Directors, by resolution adopted by a majority of the number of directors, may also designate two (2) or more directors to constitute a Compensation Committee to administer the Incentive Stock Option Plan and the Non-Qualified Stock Option Plan of the Corporation and to perform such other duties as may be delegated to it by the Board of Directors from time to time or an Audit Committee to perform such duties as may be delegated to it by the Board of Directors from time to time. However, the designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

     12. Action by Directors Without Meeting. Any action required to be taken at a meeting of the directors of the Corporation or any action which may be taken at such a meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof. A consent shall be sufficient for this Paragraph if it is executed in counterparts, in which event all of such counterparts, when taken together, shall constitute one and the same consent.

     l3. Chairman of the Board. The Chairman of the Board, if such officer shall be chosen by the Board of Directors, shall preside at all meetings of the Board of Directors and meetings of shareholders at which he is present. He shall, subject to the direction of the Board of Directors, have general supervision over the affairs of the Corporation, and shall, from time to time, consult and advise with the President in the direction and management of the Corporation's business and affairs, and shall also do and perform such other duties as may, from time to time, be assigned to him by the Board of Directors.

     14. Bank Accounts, etc. Anything herein to the contrary notwithstanding, the Board of Directors may, except as may otherwise be required by law, authorize any officer or officers, agent or agents, in the name of and on behalf of the Corporation, to sign checks, drafts, or other orders for the payment of money or notes or other evidences of indebtedness, to endorse for deposit, deposit to the credit of the Corporation at any bank or trust company or banking institution in which the Corporation may maintain an account or to cash checks, notes, drafts, or other bankable securities or instruments, and such authority may be general or confined to specific instances, as the Board of Directors may elect.

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                                    ARTICLE V

                               Officers and Agents
                               -------------------

     l. General. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may appoint such other officers, assistant officers, as they may consider necessary, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties as from time to time may be deter- mined by the Board of Directors. The salaries of all the officers of the Corporation shall be fixed by the Board of Directors. One person may hold any two offices, except that no person may simultaneously hold the offices of President and Secretary. In all cases where the duties of any officer, agent or employee are not prescribed by the By-Laws or by the Board of Directors, such officer, agent or employee shall follow the orders and instructions of the President.

     2. Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors annually at the first meeting of the board held after each Annual Meeting of the Shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until the first of the following to occur: Until his successor shall have been duly elected and shall have qualified; or until his death; or until he shall resign; or until he shall have been removed in the manner hereinafter provided.

     3. Removal. Any officer or agent may be removed by the Board of Directors or by the Executive Committee whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.

     4. Vacancies. A vacancy in any office, however occurring, may be filled by the Board of Directors for the unexpired portion of the term.

     5. President. The President shall, subject to the direction and supervision of the Board of Directors, be the chief executive officer of the Corporation and shall have general and active control of its affairs and business and general supervision of its officers, agents and employees. He shall, unless otherwise directed by the Board of Directors, attend in person or by substitute appointed by him, or shall execute in behalf of the Corporation written instruments appointing a proxy or proxies to represent the Corporation, at all meetings of the stockholders of any other corporation in which the Corporation shall hold any stock. He may, on behalf of the Corporation, in person or by substitute or by proxy, execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the President, in person or by substitute or proxy as aforesaid, may vote the stock so held by the Corporation and may execute written consent and other instruments with respect to such stock and may exercise any and all rights and powers incident to the ownership of said stock, subject however to the instructions, if any, of the Board of Directors. The President shall have custody of the Treasurer's bond, if any.

     6. Vice Presidents. The Vice Presidents shall assist the President and shall perform such duties as may be assigned to them by the President or by the Board of Directors. In the absence of the President, the Vice President designated by the Board of Directors or (if there be no such designation) designated in writing by the President shall have the powers and perform the duties of the President. If no such designation shall be made all Vice Presidents may exercise such powers and perform such duties.



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     7. Secretary.  The Secretary shall: (a) Keep the minutes of the proceedings of the shareholders, executive committee and the Board of Directors; (b) See that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) Be custodian of the corporate records and of the seal of the Corporation and affix the seal to all documents when authorized by the Board of Directors; (d) Keep at its registered office or principal place of business within or outside Colorado a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the Corporation's transfer agent or registrar; (e) Sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) Have general charge of the stock transfer books of the Corporation, unless the Corporation has a transfer agent; and (g) In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary.

     8. Treasurer. The Treasurer shall be the principal financial officer of the Corporation and shall have the care and custody of all funds, securities, evidence of indebtedness and other personal property of the Corporation and shall deposit the same in accordance with the instructions of the Board of Directors. He shall receive and give receipts and acquittances for moneys paid in on account of the Corporation, and shall pay out of the funds on hand all bills, payrolls and other just debts of the Corporation of whatever nature upon maturity. He shall perform all other duties incident to the office of the Treasurer and, upon request of the Board, shall make such reports to it as may be required at any time. He shall, if required by the Board, give the Corporation a bond in such sums, and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his duties and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. He shall have such other powers and perform such other duties as may be from time to time prescribed by the Board of Directors or the President. The assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the Treasurer.

     The Treasurer shall also be the principal accounting officer of the Corporation. He shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the President and the Board of Directors statements of account showing the financial position of the Corporation and the results of its operations.

                                   ARTICLE VI

                    Indemnification of Officers and Directors
                    -----------------------------------------

     Each Director and Officer of this Corporation, and each person who shall serve at its request as a Director or Officer of another corporation in which this Corporation owns shares of capital stock or of which it is a creditor, whether or not then in office, and his personal representatives, shall be indemnified by the Corporation against all costs and expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he may be involved or to which he may be made a party by reason of his being or having been such Director or Officer, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for negligence of misconduct in the performance of duty. Such costs and expenses shall include amounts reasonably paid in settlement for the purpose of curtailing the costs of litigation, but only if the Corporation is advised in writing by its counsel that in his opinion the person indemnified did not commit such negligence or misconduct. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law or by agreement.

Hydro-Seek, Inc.                     -8-                                By-laws

                                   ARTICLE VII

                                  Miscellaneous
                                  -------------

     l. Waivers of Notice. Whenever notice is required by law, by the Articles of Incorporation or by these By-Laws, a waiver thereof in writing signed by the director, shareholder or other person entitled to said notice, whether before, or after the time stated therein, or his appearance at such meeting in person or (in the case of a shareholders' meeting) by proxy, shall be equivalent to such notice.

     2. Effective Date of Notice and Waiver. Whenever notice is required to be given to any shareholder or director under the provisions of the laws of the State of Colorado or under the provisions of the Articles of Incorporation or these By-Laws, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the person entitled to receipt thereof at his address as it appears from the records of the Corporation. Whenever such notice is required, a waiver thereof in writing signed at any time by the person entitled to such notice shall be equivalent to the giving of such notice. A waiver of such notice of any special meeting of shareholders shall state the purpose for which the meeting was called or the business to be transacted thereat.

     3. Declaration of Dividends. The Board of Directors at any regular or special meeting may declare dividends payable out of the surplus of the Corporation, whenever in the exercise of its discretion it may deem such declaration advisable and such is permitted by law. Such dividends may be paid in cash, property, or shares of that Corporation.

     4. Benefit Program. Directors shall have the power to install and authorize any pension, profit sharing, stock option, insurance, welfare, educational, bonus, health and accident or other benefit program which the Board deems to be in the interest of the Corporation, at the expense of the Corporation, and to amend or revoke any plan so adopted.

     5. Seal. The corporate seal of the Corporation shall be circular in form and shall contain the name of the Corporation and the words "Seal, Colorado".


     6. Fiscal Year. The Board of Directors shall have the power to fix, and from time to time change, the fiscal year of the Corporation. Unless otherwise fixed by the Board, the fiscal year shall be from June 1st to May 31st of each year.


     7. Amendments. The Board of Directors shall have power to make, amend and repeal the By-Laws of the Corporation at any regular meeting of the Board or at any special meeting called for that purpose.


     APPROVED AND ADOPTED as of the 4th day of August, 1983.


                                    /s/ Lee R. Senter
                                    -------------------------------------------

                                    /s/ Kenneth L. Broadhurst
                                    -------------------------------------------

                                    /s/ Thomas A. Broadhurst
                                    -------------------------------------------

                                    /s/ Fred G. Jager
                                    -------------------------------------------

Hydro-Seek, Inc.                    -9-                                 By-laws